                                  EXHIBIT 99.1

                                  NEWS RELEASE
                                GLAMIS GOLD LTD.

FOR IMMEDIATE RELEASE

TRADING SYMBOL: TSE NYSE - GLG                                  OCTOBER 23, 1998
================================================================================



                     GLAMIS CLOSES THE MAR-WEST ACQUISITION

RENO, NV, USA - GLAMIS GOLD LTD. ANNOUNCES THAT IT HAS COMPLETED THE ACQUISITION OF MAR-WEST RESOURCES LTD. MAR-WEST IS NOW A WHOLLY OWNED SUBSIDIARY OF GLAMIS. GLAMIS ISSUED APPROXIMATELY 7,539,900 COMMON SHARES AND PAID CDN$ 6,710,711 TO CONSUMMATE THE TRANSACTION.

"THIS IS A GREAT DAY FOR GLAMIS," SAID CHESTER F. MILLAR, CHAIRMAN OF THE BOARD OF GLAMIS. "WE LOOK FORWARD TO THE DEVELOPMENT OF THE SAN MARTIN PROPERTY INTO THE FOURTH PRODUCING MINE IN THE HISTORY OF OUR COMPANY."

GLAMIS IS A LOW-COST, GROWTH-ORIENTED MINING COMPANY ENGAGED IN THE OPEN PIT MINING AND EXTRACTION OF PRECIOUS METALS BY THE HEAP LEACH PROCESS. GLAMIS ENDED THE JUNE 30, 1998 PERIOD IN A STRONG FINANCIAL POSITION WITH WORKING CAPITAL OF $36.1 MILLION WHICH INCLUDES CASH OF $28.7 MILLION AND REMAINS ESSENTIALLY DEBT FREE.


ON BEHALF OF THE BOARD;

/s/ DANIEL J. FORBUSH

DANIEL J. FORBUSH, C.P.A.
CHIEF FINANCIAL OFFICER, TREASURER & SECRETARY


================================================================================
For further information contact:

Daniel J. Forbush                                     Website:  www.glamis.com
Glamis Gold Ltd.                                      email to : danf@glamis.com
5190 Neil Road, Suite 310
Reno, NV 89502
Tel:  (702) 827-4600 ext. 103 * Fax: (702) 827-5044